Exhibit 99.1

TELETOUCH AGREES TO SELL PAGING BUSINESS TO PRIVATE

INVESTMENT GROUP FOR $5.2 MILLION

TYLER, Texas, August 23, 2005—Teletouch Communications, Inc. (AMEX:TLL) announced today that on August 22, 2005, TLL entered into an Asset Purchase Agreement (“APA”) with Teletouch Paging, LP, a newly formed limited partnership, wholly-owned by a private Fort Worth, Texas investment group (the “Buyer”), to sell all of TLL’s paging business assets and operations. The agreed purchase price is $5.2 million. The closing of the transaction is subject to final approval by TLL’s board of directors, shareholders and federal regulators, as well as customary closing conditions, and is expected to close by September 30, 2005.

The Company has evaluated TLL’s future business direction, its ability to continue to operate as a going concern and the estimated value of its paging and two-way radio business units. Based on that analysis, the Company has determined that it is in the shareholders’ best interests to divest TLL’s paging business in its entirety through an asset sale transaction.

A special committee of the Company’s independent Board of Directors has hired an independent valuation advisory firm, Houston, Texas-based Howard Frazier Barker Elliot, Inc. (“HFBE”), to provide assistance and guidance to the Board for the purposes of completing an independent evaluation of the sale of the paging and two-way radio business units and render an opinion as to the transaction’s fairness to the Company’s shareholders from a financial point of view. The Board’s approval to close this transaction is subject to the final results of the independent Fairness Opinion, with the results and presentation to be provided to the Board by HFBE on August 26, 2005.

T. A. “Kip” Hyde, Jr., CEO of Teletouch, stated, “This strategic move will significantly increase Teletouch’s cash position and will allow the company to concentrate its technology development and sales efforts on the emerging Homeland Security, Telematics and related GPS Location-Based Services markets, which are expected to grow to over $50 billion by 2010, according to Gartner, BCCI, UBS Warburg and other published reports. Further, this action will allow Teletouch to add more focus and sales resources to our Homeland Security-related and commercial two-way radio marketing efforts.”

“In addition, this decision eliminates the uncertainty and going concern issues that have surrounded the decline of our paging business, a consequence of the declining paging industry in general. This uncertainty has been a primary concern of potential lenders and investors, and has severely limited us from entering into new financing relationships that would improve our growth and position in the marketplace. Ultimately, we believe that the cash generated as a result of this asset sale will considerably enhance Teletouch’s long-term value by providing needed working capital for potential acquisitions and faster internal growth.”

Hyde continued, “We plan to fully leverage the GPS-based mobile asset tracking applications we’ve developed for upcoming Department of Homeland Security directed initiatives for hazardous materials tracking in the railroad industry, and through sales of our proprietary Lifeguard II™ technology for “at-risk” and “lone” worker life safety monitoring and locating. Both of these markets show great promise, and our preliminary sales and indications of interest are strong.”

Hyde concluded, “Divesting paging will allow greater visibility to the successes of our new business efforts. For example, as reported in our prior quarterly filings, our two-way radio segment is on track to nearly double over the last fiscal year, primarily as a result of the large increases in Homeland Security funding for new radio equipment and services and last year’s acquisition of Delta Communications operations. In addition, we have sold and installed over a thousand GPS tracking units to date, and recently signed a comprehensive call center services agreement to provide stolen vehicle location services for fast growing Guidepoint Systems. We will continue these efforts, with the increased financial capability of hiring additional sales people, completing proprietary product development and potentially acquiring new spectrum, operations and related businesses.”

Evaluation Process

Management began the evaluation process which led to the disposition decision in June 2005, after the company was unable to obtain additional financing, due to its financial condition, the going concern opinion expressed by the Company in its public filings and the uncertainty created by the continuous decline in the core paging business. TLL’s management examined the markets in which the paging business operates to assess potential merger and acquisition opportunities. Throughout this process, the Company directly contacted a number of potential strategic buyers, with no interest being shown. Having assessed the limited market opportunities, negotiated unsuccessfully with potential acquisition targets and reviewed management’s recommendation, the Company determined that the asset disposition transaction was in the best interests of TLL’s stockholders.

The Proposed Transaction

The asset sale transaction includes substantially all of the assets of the paging business segment (the “Acquired Assets”) as reported by TLL in its Quarterly Report on Form 10-Q for the quarter ended February 28, 2005. The consideration for the Acquired Assets and operations is $5.2 million, consisting of $4 million in cash due at closing, $1.2 million in the form of a non-interest bearing promissory note, with twelve equal monthly payments to begin March 1, 2007, and the Buyer’s assumption of certain paging related liabilities. The Company believes that it will collect the full value of the purchase price. The transaction close is subject to TLL Board, shareholder and regulatory approvals. The transaction is expected to close by September 30, 2005.

A Special Committee of the Board of Directors of TLL has retained Howard Frazier Barker Elliot, Inc. (“HFBE”) to render an opinion with respect to the fairness, from a financial point of view, of the consideration to be received in connection with the contemplated sale of the paging business. The opinions to be presented to, and reviewed by, the Special Committee however, will not address TLL’s underlying business decision to effect the proposed transaction, but rather, are opinions as to a determination that the consideration received by TLL for the transaction is fair to the common stockholders (other than its Chairman and largest shareholder) from a financial point of view.

The foregoing is a summary description of the terms of the APA, and by its nature is incomplete. It is qualified in the entirety by the text of the APA, a copy of which will be filed as an exhibit to a Current Report on Form 8-K, expected to be filed within the timeframe prescribed by the federal securities laws. All readers of this press release are strongly encouraged to read the entire text of the APA.

Management Services Agreement

The parties have also agreed to enter into a Management Services Agreement (“MSA”) on, or before August 31, 2005, to facilitate a smooth transition of the paging business operations from TLL to the Buyer. In the MSA, the Buyer shall have authority, on a limited basis consistent with the effective regulations of the FCC, to implement operational policies and to provide general management services with respect to the day-to-day operations of TLL’s paging operations, subject to reporting to and approval of the President of TLL and its Board. As its compensation for the management services provided under the MSA, the Buyer shall be entitled to a flat fee of $50,000 per month during the period before the closing date, payable in two equal installments per month, beginning September 2, and 16, 2005, respectively. The term of the MSA will be from September 1, 2005 to the earlier of: (i) the APA final closing date, or (ii) the termination of the APA.

The foregoing is a summary description of the general terms of the MSA and by its nature is incomplete. It is qualified in its entirety by the text of the MSA, a copy of which will be filed as an exhibit to a Current Report on Form 8-K, expected to be filed within the timeframe prescribed by the federal securities laws. All readers of this press release are strongly encouraged to read the entire text of the MSA.

Progressive Concepts Communications, Inc.

Due to an inability to reach agreement on mutually acceptable revised terms and conditions related to the originally proposed transaction and non-binding letter of intent with Progressive Concepts Communications, Inc. (“PCCI”), and TLL’s subsequent inability to attract the debt or equity financing necessary to close on the new terms and conditions proposed by PCCI’s Board, TLL and PCCI have agreed not to proceed with the proposed transaction that was previously announced by the companies on October 26, 2004.

About Howard Frazier Barker Elliot, Inc.

Founded in 1991, HFBE is an investment banking, business valuation and financial advisory firm providing a range of financial services to both public and private businesses in a wide range of industries. In addition to fairness opinions and valuations, HFBE also provides merger and acquisition advisory services, real estate financing, private placements of debt and equity, senior debt financing, litigation support and general financial advisory services. HFBE has 27 professionals with offices in Houston and Dallas.

About Teletouch

Teletouch Communications, Inc., a proven U.S. leader in wireless messaging and related network management, provides a complete suite of mobile asset tracking solutions using sophisticated, yet cost-effective GPS-based hardware and software products for fleets, hazardous materials and “worker-down” emergency notification applications. In addition to its telemetry business, Teletouch offers two-way radio communications, cellular and wireless messaging services throughout the United States. Teletouch’s common stock is traded on the American Stock Exchange under stock symbol: TLL. Additional product, business and financial information for Teletouch is available at www.Teletouch.com.

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This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. Negotiations with respect to the transaction that are the subject of this release are ongoing and may result in significant modifications to the transaction. There can be no assurance that the transaction that is the focus of this release will be concluded, or if concluded that it will be concluded on terms currently contemplated. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Press Contact:

Teletouch Communications, Inc.

Thomas A. “Kip” Hyde, Jr.

Chief Executive Officer

Direct: 817-654-6225

khyde@teletouch.com